SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2018

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into Material Definitive Agreement.

Lease Agreement in Mexico

On February 21, 2018, Manufacturing Assembly Solutions of Monterrey, Inc., a wholly owned Mexican subsidiary (the “Subsidiary”) of Nortech Systems Incorporated (the “Company”) entered into a lease agreement (the “Lease Agreement”) with OPERADORA STIVA, S.A. DE C.V. The Company guaranteed all of the Subsidiary’s obligations under the Lease Agreement. The Subsidiary has agreed to lease property in Nuevo Leon, Mexico for a component assembly facility.  The Subsidiary had previously leased approximately 46,000 square feet of space in a different facility in Monterrey, Mexico.

The Lease Agreement provides for monthly rent payments during the initial ten-year lease term that increase from approximately $23,000 to $43,000 for space increasing from approximately 50,000 square feet to 77,000 square feet, as set forth in the Lease Agreement.  In addition to its rent obligation, the Subsidiary will also be responsible for certain costs, among other things, operating expenses, taxes, and insurance costs.

The lease term is scheduled to commence on the occupancy date  not to be later than September 15, 2018, and expire 124 months thereafter. The Subsidiary may extend the term for up to two successive five-year terms upon advance notice. In the event that the Subsidiary does not provide advance notice of its intent to renew, the term will automatically renew for a one-time period of nine months.  The rent to be paid during the renewal terms, if any, will be determined in accordance with the Lease Agreement.

The Lease Agreement contains customary default provisions allowing the Landlord to terminate the Lease Agreement if the Subsidiary fails to remedy a breach of any of its obligations under the Lease Agreement within specified time periods, or upon the bankruptcy or insolvency of the Subsidiary.

The foregoing summary of the Lease Agreement is qualified in all respects by the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

A copy of the Company’s press release regarding the Lease is furnished as Exhibit 99.1 to this report.

Consulting Agreement With Affiliate

On February 22, 2018, the Company entered into a Consulting Agreement (the “Agreement”) with Crosscourt Group, LLC, a limited liability company owned and managed by William Murray, an independent director of the Company.  The term of the Agreement is three months.  Under the Agreement, the consultant will receive $250 per hour for performing consulting services with a maximum daily fee of $2,000.   The Agreement includes customary non-solicitation and confidentiality provisions.

The foregoing summary of the Agreement is qualified in all respects by the Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description/Exhibit
10.1	Lease Agreement dated February 21, 2018, by and between the Subsidiary and the Landlord, including attached Form of Guaranty

10.2	Consulting Agreement dated February 22, 2018 by and between the Company and Crosscourt Group, LLC

99.1	Press Release of Nortech Systems Incorporated Dated February 27, 2018

Date: February 27, 2018

Nortech Systems Incorporated
(Registrant)

/s/ Constance Beck
Constance Beck, Chief Financial Officer